UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

EMC INSURANCE GROUP INC
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 280-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 25, 2007, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. COMMENTS

ON FINANCIAL RATIO INFORMATION

RELEASED BY ITS PARENT COMPANY,

EMPLOYERS MUTUAL CASUALTY COMPANY

AND ANNOUNCES 2006 FOURTH QUARTER

AND YEAR-END EARNINGS CALL AND WEBCAST

DES MOINES, Iowa (January 25, 2007) – Employers Mutual Casualty Company (Employers Mutual), the parent company of EMC Insurance Group Inc. (Nasdaq/NGS:EMCI), today announced to its employees that the statutory combined trade ratio of the EMC Insurance Companies for the year ended December 31, 2006 was 93.0 percent. This announcement was made in conjunction with a company-wide presentation disclosing the results of Employers Mutual’s 2006 contingent salary plan. This statutory combined trade ratio is not prepared on the basis of generally accepted accounting principles (GAAP) and reflects the operating results of all subsidiaries and affiliates of Employers Mutual, including the subsidiaries of EMC Insurance Group Inc.

For EMC Insurance Group Inc., the statutory combined trade ratio for the year ended December 31, 2006 was 92.8 percent. This statutory combined trade ratio should not be considered indicative of the GAAP-basis combined ratio or operating results that will be reported by EMC Insurance Group Inc. for the fourth quarter and year ended December 31, 2006.

Fourth quarter and year ended December 31, 2006 earnings information will be released to the media before the opening of regular market hours on February 22, 2007. The financial supplement will be available on the Company’s website (www.emcinsurance.com) at that time.

The Company will hold an earnings teleconference call at 2:30 pm eastern standard time on February 22, 2007 to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company’s 2006 results as well as its expectations for 2007. Dial-in information for the call is toll-free 1-866-203-2528; passcode 80244022. The event will be archived and available for digital replay through March 1, 2007. The replay access information is toll-free 1-888-286-8010; passcode 96604845. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions; and other risks and uncertainties inherent to the Company’s business. Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions. You should not place undue reliance on these forward-looking statements.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

January 25, 2007